UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 28, 2014, the Board of Directors (the “Board”) of Provident Financial Holdings, Inc. (the “Corporation”) amended the Corporation’s Bylaws, effective as of that date.  The Board amended Article III, Section 3 of the Bylaws to rescind the provision for the qualification of directors (“Bylaw Qualification Provision”) for the purpose of providing shareholders the opportunity to vote on the adoption of the Bylaw Qualification Provision at its next annual meeting of shareholders.  The Board of Directors amended the Corporation’s Bylaws on July 30, 2013 to adopt the Bylaw Qualification Provision, which prevents a person from qualifying for service as a director of the Corporation if such person is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with candidacy or service as a director of the Corporation.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

 Exhibit 3.1Bylaws of Provident Financial Holdings, Inc., as amended March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating Officer and
Chief Financial Officer
(Principal Financial and Accounting Officer)